Exhibit 10.4

OPTION AGREEMENT

made by and between

DIANA SHIPPING INC.

and

LIMON COMPANIA NAVIERA S.A.,

AZUERO COMPANIA NAVIERA S.A.,

HERRERA COMPANIA NAVIERA S.A.,

EL REAL COMPANIA ARMADORA S.A.,

and

SIMEON PALIOS

in respect of

All of the issued and outstanding common shares of Diana Shipping Services S.A.

February     , 2005

AGREEMENT

This Agreement is dated as of the     day of         , 2005, by and among DIANA SHIPPING INC., a Marshall Islands corporation (referred to herein as “DSI”), each of the stockholders of DIANA SHIPPING SERVICES S.A., a Panamanian corporation (“DSS”), listed on Schedule I hereto (referred to herein as the “Sellers”), and SIMEON PALIOS (“Palios”).

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, DSI is engaged, directly and/or indirectly through wholly-owned subsidiaries, in the ownership and operation of dry bulk carriers and has entered, directly and/or indirectly through wholly-owned subsidiaries, into vessel management agreements with DSS (the “Management Agreements”) pursuant to which DSS provides technical and commercial vessel management to DSI and its wholly owned subsidiaries;

WHEREAS, DSI expects to complete an initial public offering of its common stock  (the “IPO”) during the first calendar quarter of 2005;

WHEREAS, the Sellers collectively own all of the issued and outstanding capital stock of DSS (the “DSS Shares”);

WHEREAS, DSI wishes to grant the Sellers an option jointly and not severally, commencing on the first business day following the closing of the IPO and terminating on the first anniversary of such closing, subject to the terms and condition set forth in this Agreement, to sell to DSI all, but not less than all, of the DSS Shares;

WHEREAS, if the sale and purchase of the DSS shares does not take place pursuant to the aforesaid option, the Sellers wish to provide DSI an option, commencing on the first anniversary of the closing of the IPO and terminating on the second anniversary of such closing, subject to the terms and condition set forth in this Agreement, to purchase all, but not less than all, of the DSS Shares; and

WHEREAS, Palios has agreed to give the indemnity set forth herein in order to facilitate the transactions described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

Representations and Warranties

1.1         Sellers’ Representations.  The Sellers hereby jointly and severally represent and warrant to, and agree with DSI both as of the date hereof and as of the Put Option Closing Date or Call Option Closing Date (both as defined below) (the date hereof and such closing date being referred to collectively herein after as the “Reference Dates”), as applicable, as follows:

(a)                    Capacity; Authority; Validity.  The Sellers have all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by them hereunder; the execution of this Agreement and the consummation by the Sellers of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Sellers.  This Agreement has been duly executed and delivered by the Sellers; and assuming the due execution and delivery of this Agreement by DSI, constitutes the legal, valid and binding obligation of the Sellers: enforceable against the Sellers in accordance with its terms.

(b)                   Title to Shares.  The DSS Shares constitute all of the issued and outstanding capital stock of DSS.  Each of the Sellers is the legal and beneficial owner of, and has good, valid and marketable title to, the DSS Shares held by such Seller, as set forth on Schedule 1, free and clear of any lien, pledge, claim, security interest, encumbrance or charge of any kind (each a “Lien”).  Other than as contemplated by this Agreement, prior to the Call Option Termination Date (as defined below), none of the Sellers shall sell, assign, or otherwise transfer all or any portion of his/her/its right, title and interest in and to the DSS Shares held by the Sellers, or create, incur, assume or permit to exist any Lien on the Shares.

(c)                    No Violation of Law or Agreement.  Neither the execution and delivery of this Agreement by the Sellers, nor the consummation of the transactions contemplated hereby by the Sellers, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to the Sellers or create any Lien over the Shares.

(d)                   No Consents.  All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the sale of the DSS Shares, have been, or prior to the sale of the DSS Shares by the Sellers to DSI will have been obtained, by the Sellers and will be in full force and effect.

(e)                    DSS Representations.  The representations and warranties set forth on Schedule II hereto are incorporated by reference.  Such representations and warranties are true and complete as of the Reference Dates.

1.2         DSI’s Representations. DSI hereby represents and warrants to, and agrees with, the Sellers as of the Reference Dates, as follows:

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(a)                    Capacity; Authority; Validity.  DSI has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by it hereunder; the execution of this Agreement and the consummation by DSI of the transactions contemplated hereby have been duly and validly authorized by all necessary action of DSI.  This Agreement has been duly executed and delivered by DSI; and assuming the due execution and delivery of this Agreement by the Sellers, this Agreement constitutes the legal, valid and binding obligation of DSI enforceable against DSI in accordance with its terms.

(b)                   No Violation of Law or Agreement.  Neither the execution and delivery of this Agreement by DSI, nor the consummation of the transactions contemplated hereby by DSI, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to DSI.

(c)                    No Consents.  All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the purchase of the DSS Shares by DSI have been, or prior to the purchase of the DSS Shares will have been obtained, by DSI and will be in full force and effect.

Article II

Put Option

2.1         Sellers’ Put Option. (a) DSI hereby grants to the Sellers, jointly and not severally, an irrevocable option (the “Put Option”) to cause DSI (or a wholly owned subsidiary of DSI to be designated by DSI) to purchase from the Sellers all, but not less than all, of the DSS Shares for the aggregate purchase price of $20 million (the “Purchase Price”).  The Put Option shall commence on the first business day following the closing of the IPO and shall terminate on the first anniversary of the IPO (the “Put Option Termination Date”).

2.2         Exercise of Put Option.  The Put Option shall be exercised by the Sellers’ delivery to DSI of a written notice no later than 30 days prior to the Put Option Termination Date of the Sellers’ intent to cause DSI (or its designee) to purchase all, but not less than all, of the DSS Shares (the “Put Option Notice”).  Upon the exercise of the Put Option, DSI (or its designee) shall purchase, and the Sellers shall sell on a date selected by DSI (the “Put Option Closing Date”), the DSS Shares, free and clear of any Liens, not more than 30 days following receipt by DSI of the Put Option Notice, at which time the Purchase Price shall be transferred to an account or accounts designated by the Sellers and the certificates for the DSS Shares shall be delivered to DSI, together with such instruments of transfer as are necessary to vest title to the DSS Shares in DSI.

2.3         Conditions Precedent to Exercise of Put Option.  Each of the Sellers and DSI hereby agree that:

(a)                    Upon the reasonable request of DSI following the delivery of the Put Option Notice, the Sellers shall deliver to DSI prior to the Put Option Closing Date a certificate

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executed by an authorized person of DSS certifying that: (i) DSS does not hold title, directly or indirectly, to any real property, and (ii) DSS has entered into employment, consulting or similar agreements with persons qualified and in sufficient number to allow DSS to provide the services contemplated in the Management Agreements; and

(b)                   It shall be a condition precedent to the exercise of the Put Option that there shall have occurred between the Reference Dates (i) no breach of the representations made by the Sellers hereunder and (ii) no material change in such representations that reflects a material adverse change in DSS’s business, results of operations, financial conditions or prospects between such Reference Dates.

Article III

DSI Call Option

3.1         DSI’s Call Option. (a) The Sellers hereby grant to DSI (or its designee) an irrevocable option (the “Call Option”) to purchase all, but not less than all, of the DSS Shares for the Purchase Price.  The Call Option shall commence on the first anniversary of the closing of the IPO and shall terminate on the second anniversary of the IPO (the “Call Option Termination Date”).

3.2         Exercise of Call Option.  The Call Option shall be exercised by DSI’s delivery to the Sellers of a written notice no later than 14 days prior to the Call Option Termination Date of DSI’s (or its designee’s) intent to purchase all, but not less than all, of the DSS Shares (the “Call Option Notice”).  Upon the exercise of the Call Option, DSI (or its designee) shall purchase, and the Sellers shall sell on the date specified by DSI in the Call Option Notice no earlier than seven days after the date of the Call Option Notice and no later than the Call Option Termination Date (the “Call Option Closing Date”), the DSS Shares, free and clear of any Liens, at which time the Purchase Price shall be transferred to such account or accounts designated by the Sellers and the certificates for the DSS Shares shall be delivered to DSI, together with such instruments of transfer as are necessary to vest title to the DSS Shares in DSI.

Article IV

Term of Agreement

4.1         Term of Agreement. This Agreement shall commence on the date hereof and shall continue in full force and effect until the earlier of (i) the purchase of the DSS Shares by DSI (or its designee) pursuant to this Agreement, or (ii) the Call Option Termination Date, provided, however, that the provisions of Article V of this Agreement shall survive the termination of this Agreement.

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Article V

Indemnification

5.1              Indemnification.

(a)                    The Sellers and Palios, jointly and severally, agree to indemnify, defend and hold harmless DSI, its subsidiaries and their respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns (each an “Indemnified Person”) (other than Indemnified Persons who are Sellers) from and against any and all losses, obligations, damages, claims, judgments, fines, payments, settlements, costs and expenses (including, without limitation, taxes, reasonable costs of investigation, remediation and reasonable attorneys’ fees) suffered or incurred by such Indemnified Person based upon or arising out of (i) any inaccuracy in or any breach of any representation or warranty of the Sellers contained in this Agreement, (ii) the failure of any of the Sellers to perform or observe fully any agreement or provision to be performed or observed by the Sellers pursuant to this Agreement, or (iii) the operation or business of DSS prior to the purchase of the DSS Shares by DSI (or its designee) pursuant to this Agreement.

(b)                   DSI agrees to indemnify, defend and hold harmless each of the Sellers, their affiliates and their respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all damages based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty of DSI contained in this Agreement, or (ii) the failure of DSI to perform or observe fully any agreement or provision to be performed or observed by DSI pursuant to this Agreement.

Article VI

Miscellaneous

6.1         Complete Agreement / Amendment.  This Agreement constitutes the complete understanding among the parties with respect to its subject matter and no amendment, alteration or modification of any of its provisions shall be valid except by means of a written agreement signed by each of the parties.

6.2         Closing Date Balance Sheet.  To the extent necessary, the Sellers shall cooperate with DSI in causing DSS to prepare a balance sheet, audited in accordance with generally accepted accounting principles in the United States, dated as of the Put Option Closing Date or the Call Option Closing Date, as the case may be.

6.3         Successors and Assigns.  All of the terms of this Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, personal representatives,

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successors and permitted assigns of the Sellers and upon the successors and assigns of the Buyer, except as otherwise specifically provided herein.

6.4         Notices.  All notices (including a Put Option Notice and a Call Option Notice), offers, acceptance and other communications required or permitted hereunder shall be sufficient if given (a) in writing and personally delivered, or (b) sent by fax provided that “answer-back” confirmation is received by the sender, in any case addressed, (i) if to DSI, to its then principal office, Attention: President, (ii) if to any of the Sellers, to its then address set forth for such Seller in the books and records of DSS and (iii) if to Palios, care of DSS, in all cases copied to Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004, fax: +1 212 480-8421 Attn: Gary J. Wolfe, Esq.  Any party may change the address to which each such notice or communication shall be sent by giving written notice to the other parties of such new address in the manner provided herein for giving notice.

6.5         Waiver.  Except as provided herein, compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Sellers and DSI.

6.6         Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without giving effect to the provisions, policies or principles thereof respecting conflict or choice of laws.

6.7         Submission to Jurisdiction.  Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the Borough of Manhattan, City, County and State of New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

6.8         Service of Process. Each of the Sellers and DSI hereby irrevocably designates Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004 as agent upon whom process against each of Seller and DSI may be served.

6.9         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

6.10   Further Assurances.  Each of the Sellers and DSI agrees to execute and deliver such documents and instruments as may be necessary or advisable in order to implement the provisions of this Agreement.

6.11   Severability.  If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be if no force or effect but the illegality or unenforceability of such provision shall have no effect upon or impair the enforceability of any other provision.

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

DIANA SHIPPING INC.	LIMON COMPANIA NAVIERA S.A.

Name:	Name:
Title:	Title:

AZUERO COMPANIA NAVIERA S.A.

Name:
Title:

HERRERA COMPANIA NAVIERA S.A.

Name:
Title:

EL REAL COMPANIA ARMADORA S.A.

Name:
Title:

SIMEON PALIOS

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SCHEDULE I

Name	No. of Shares

LIMON COMPANIA NAVIERA S.A.

AZUERO COMPANIA NAVIERA S.A.

HERRERA COMPANIA NAVIERA S.A.

EL REAL COMPANIA ARMADORA S.A.

SCHEDULE II

Representations and Warranties of the Sellers
Regarding DSS

1.  Organization Good Standing and Authority.  DSS is a corporation duly organized, validly existing and in good standing under the laws of Panama. DSS has full corporate power to carry on its business as it is now and has since its incorporation been conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates.  DSS is qualified to do business, is in good standing and has all required and appropriate licenses and authorizations in each jurisdiction in which its failure to obtain or maintain such qualification, good standing, licensing or authorization would have a material and adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of DSS.

2.  Capitalization. The authorized capitalization of DSS consists solely of                  authorized shares of common stock, $ .01 par value per share (“Common Stock”), all of which are issued and outstanding on the date hereof, fully paid and nonassessable.  There are not outstanding (i) any options, warrants or other rights to purchase  any capital stock of DSS, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of DSS.

3.  No Subsidiaries. DSS has no equity interests in any other entity.

4.  Financial Statements.  The Sellers have provided  to DSI, DSS’s audited balance sheets, and the related statements of income and retained earnings and changes in financial position for the fiscal year ended December 31, 2004 and for any subsequent fiscal years ending prior to the latest of the Reference Dates (the “Financial Statements”).  The Financial Statements (i) were prepared in accordance with the books and records of DSS; (ii) were prepared in accordance with accounting principles generally accepted in the United States consistently applied; and (iii) fairly represent the financial condition of DSS for the periods presented and as of  the Reference Dates ..

5.  Absence of Certain Changes.  Except as disclosed to DSI in writing, since the date of the Financial Statements, there has not been (i) any declaration or payment of dividends by DSS or any transfer of cash or other assets of any kind whatsoever by DSS to any of its shareholders with respect to any shares of DSS’s capital stock; (ii) any transaction not in the ordinary course of business; (iii) any material adverse change in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of DSS; (iv) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material and adverse effect on any of the properties, business or prospects of DSS; (v) any sale or transfer of any of  DSS’s assets or any cancellation of any debts or claims, except sales in the ordinary course of business; (vi) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind, except liens for taxes not due, of any of  DSS’s properties or assets; (vii) any material amendment, modification or termination of any material contract or agreement to which DSS is a party; (viii) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of DSS, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business; (ix) any incurrence of, assumption of, or taking any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the date(s) of the Financial Statements in the ordinary course of business and consistent with past practice; (x) any adoption of a plan or agreement or amendment to any plan or agreement providing any new or additional “fringe benefits”; (xi) any material alteration in the manner of keeping the books, accounts or records of DSS, or in the accounting practices therein reflected; or (xii) any other event or condition of any character which has had or may have a material and adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of DSS.

6.  Charter Documents.  The Sellers have made available to DSI true and correct copies of the Articles of Incorporation and Bylaws or other appropriate charter documents of DSS, in each case as is and will be in effect on the Reference Dates.

7.  Tangible Personal Property. The Sellers have provided to DSI (i) a description of each item of tangible personal property owned by DSS having on the Reference Dates either a depreciated book value or estimated fair market value, whichever is greater, per unit in excess of $10,000, or not owned by DSS but in the possession of or used in the business of DSS and having rental payments therefor in excess of $10,000 per year; and (ii) a description of the owner of, and any agreement relating to the use of, each such item of tangible personal property not owned by DSS and the circumstances under which such property is used.

(a)                                  DSS has good and marketable title to each item of such tangible personal property free and clear of all Liens, except for Liens, if any, for personal property taxes not due;

(b)                                 Each item of such tangible personal property not owned by DSS is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between DSS and the owner or lessor thereof, the obligations of DSS will be discharged;

(c)                                  Each such item of tangible personal property is in good operating condition and repair and is fit for its intended purposes; and

(d)                                 DSS owns or otherwise has the right to use all of the tangible personal properties used by it in the operation of its business or the use of which is necessary for the performance of any material contract, letter of intent or proposal to which it is a party.

8.  Intangible Personal Property.  The Sellers have provided to DSI as of the Reference Dates (i) a description of the items of intangible personal property owned by, or used in the business of, DSS, including, but not limited to, patents, patent applications, tradenames, trademarks, tradename and trademark registrations, copyright registrations and applications for any of the foregoing and (ii) a true and complete list of all licenses or similar agreements or arrangements to which DSS is a party either as licensee or licensor for each such item of intangible personal property.

(a)                                  DSS is the owner of all right, title and interest in and to each such item of intangible personal property, free and clear of all Liens;

(b)                                 DSS has the right and authority to use said items of intangible personal property in connection with the conduct of its respective business in the manner presently conducted, and such use does not conflict with, infringe upon or violate any rights of any other person, firm or corporation; and

(c)                                  There are no outstanding, nor to the best knowledge of the Sellers, any threatened disputes or other disagreements with respect to any licenses or similar agreements described in this Section.

9.  Real Property and Leaseholds.  DSS does not own any real property.  The Sellers have provided to DSI a description of each lease of real property under which DSS is a lessee, lessor, sublessee or sublessor.  DSS holds such leaseholds free and clear of all mortgages, Liens, encumbrances, leases, equities, claims, charges, easements, rights-of-way, covenants, conditions and restrictions, except for liens, if any, for property taxes not due.  DSS is not in default with respect to any material term or condition of any such lease, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder by DSS or would cause the acceleration of any obligation of DSS or the creation of a Lien upon any asset of DSS

10.  Agreement Not in Breach of Other Instruments.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement, indenture or other instrument to which DSS is a party or by which it is bound, the Articles of Incorporation and Bylaws or other appropriate charter documents of DSS, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to DSS or its assets.

11.  Insurance.  The Sellers have provided to DSI a correct list of all insurance policies of any nature whatsoever maintained by DSS at any time during the three (3) years prior to the Reference Dates and the annual or other premiums payable from time to time thereunder.  There are no outstanding requirements or recommendations by any insurance company that issued any such policy or issued by any insurance industry body, mutual protection and indemnity association or any governmental authority which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of DSS.  DSS’s insurance policies are valid (i) and in full force and effect and are not voidable; (ii) provide DSS with such coverages and in such amounts, including deductibles, as is customarily carried by corporations of established reputation engaged in the same or similar businesses similarly situated; and, (iii)  will remain valid and in full force and effect as of the Reference Dates.  DSS has not received any notice or other communication from any such insurance company within the three (3) years preceding the Reference Dates cancelling or materially amending or materially increasing the annual or other premiums payable under any of such insurance policies, and to the best knowledge of the Sellers, no such cancellation, amendment or increase of premiums is threatened.

12.  Labor and Employment Agreements.  The Sellers have disclosed to DSI (i) each collective bargaining agreement and other labor agreement to which DSS is a party or by which it is bound; (ii) each employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plan or contract to which DSS is a party, or by which it is or may be bound, and (iii) each plan and agreement under which “fringe benefits” (including, but not limited to, vacation plans or programs, sick leave plans or programs, dental or medical plans or programs, and related or similar benefits) are afforded to employees of DSS.  DSS is not, and to the best knowledge of the Sellers, no other party to any such agreement, plan, program or contract is, in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.  DSS has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.  Except as has been disclosed in writing to DSI, as of the Reference Dates:

(a)                                  No unfair labor practice complaint is pending against DSS, no labor strike or other labor trouble affecting DSS is pending, and no labor grievance of any kind is pending against DSS;

(b)                                 No organization or representation question is pending respecting the employees of DSS, and no such question has been raised within the three (3) year period prior to the Reference Dates;

(c)                                  No arbitration proceeding arising out of or under any collective bargaining agreement is pending, and to the best knowledge of the Sellers no basis for any such proceeding exists;

(d)                                 All reasonably anticipated obligations of DSS, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, salaries, bonuses, sick leave, vacation and other forms of compensation payable to the officers, directors and/or other employees of DSS in respect of the services rendered by any of them prior to the date hereof have been paid or adequate accruals therefor have been made in the books and records and consolidated financial statements of DSS.

13.  Tax Returns.  Except as disclosed in writing to DSI:

(a)                                  Within the times and in the manner prescribed by law, DSS has filed all tax returns for all countries, provinces, states and other governing bodies having jurisdiction to levy taxes upon it or to require it to withhold or collect taxes including, without limitation, income taxes, excise taxes, sales taxes, value added taxes, employment taxes and property taxes, customs taxes, etc.;

(b)                                 All tax returns filed by DSS for the taxable years ending as of the Reference Dates hereof constitute complete and accurate representations of DSS’s tax liabilities for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to DSS’s future tax liabilities, including the tax bases of DSS’s properties and assets;

(c)                                  DSS has not waived or extended any applicable statute of limitations relating to the assessment of taxes by any country, province, state or other governing body having jurisdiction to levy taxes upon DSS; and

(d)                                 No examinations of any of the tax returns of DSS are currently in progress nor, to the best knowledge of the Sellers, is any such examination threatened;

14.  Litigation.  Except for collection actions instituted by DSS involving less than $50,000 individually and actions against DSS covered by insurance and involving claims with alleged damages not more than $100,000 individually or $500,000 in the aggregate and except as disclosed to DSI in writing:

(a)                                  There is no action, suit or proceeding to which DSS is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; to the best knowledge of the Sellers, there is no action, suit or proceeding threatened against DSS; and to the best knowledge of the Sellers, there is no basis for any such action, suit or proceeding;

(b)                                 Neither DSS, nor any officer, director or employee of DSS, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of DSS; and

(c)                                  There is not in existence on the date hereof any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring DSS to take any action of any kind with respect to its business, assets or properties.

15.  Intercompany Transactions.  Except as disclosed in writing to DSI, no intercompany transactions, including dividends, transactions creating intercompany indebtedness, and stock or asset transfers or assignments, between DSS and any other corporate or other business affiliate of DSS, have occurred within the three (3) years preceding the Reference Dates.

16.  Indebtedness to and from Officers, etc.  Except as disclosed in writing to DSI, DSS is not indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of DSS or any spouse, child, or other relative or any affiliate of any such person, in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses, nor is any such officer, director, stockholder, employee, relative or affiliate indebted to DSS except for advances made to DSS in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

17.  Personnel.  The Sellers have provided to DSI a true and complete list of the names and current salaries of all the directors and officers of DSS and all employees of DSS who earn in excess of $60,000 per year.

18.  Banking Facilities.  The Sellers have provided to DSI a true and complete list of:

(a)                                  each bank, savings and loan or similar financial institution in which DSS has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by DSS thereat; and

(b)                                 the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

19.  Powers or Attorney and Suretyships.  Except as disclosed in writing to DSI, DSS does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

20.  Contracts and Agreements.  The Sellers have provided to DSI a true and correct list of each contract, agreement, purchase order, lease, license, indenture or commitment, written or oral, to which DSS is a party or by which any of its assets are bound, except:

(i)                                     Agreements for the purchase by DSS of goods, materials, supplies or services in the ordinary course of business involving less than $30,000 in consideration in each such case; and

(ii)                                  Agreements for the sale of goods or services in the ordinary course of business in which the sales price of the goods to be sold and the services to be rendered pursuant to each such agreement is less than $75,000 for each such non-listed agreement.

The contracts, agreements, purchase orders, leases, licenses, indentures or commitments referred to above are hereinafter defined as the “Contracts.”  True and complete copies of each of the Contracts, or where they are oral, true and complete written summaries thereof, have been delivered to DSI.  Except as disclosed in writing to DSI:

(a)                                  Each of the Contracts is a valid and binding agreement of DSS and to the best knowledge of the Sellers, all other parties thereto;

(b)                                 DSS has fulfilled all material obligations required pursuant to each Contract to have been performed by it prior to the date hereof, and the Sellers have no reason to believe that DSS will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

(c)                                  There has not occurred any material default under any of the Contracts on the part of DSS, or to the best knowledge of the Sellers, on the part of any other party thereto nor has any event occurred which with the giving of notice of the lapse of time, or both, would constitute any material default on the part of DSS under any of the Contracts nor, to the best knowledge of the Sellers, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts;

(d)                                 No consent of any party to any of the Contracts is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby;

(e)                                  DSS is not restricted or purported to be restricted by any contract agreement or arrangement from carrying on their respective business anywhere in the world; and

(f)                                    DSS is not under any liability or obligation with respect to the return of inventory or products of DSS or any Subsidiary in the possession of customers or others.

21.  Compliance with Law.  The conduct of business by DSS does not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force on the Reference Dates (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of DSS nor has DSS received any notice of any such violation.

22.  No Undisclosed Liabilities.  Except as and to the extent specifically reflected or reserved against in the Financial Statements otherwise disclosed in writing to DSI, DSS does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) which are material to the condition (financial or otherwise), assets, properties, business or prospects of DSS.